THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GREAT CHINA MANIA HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase ___________ shares of Common Stock of GREAT CHINA MANIA HOLDINGS, INC. (subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

No. 2012-10__ Issue Date: ___________, 2012

GREAT CHINA MANIA HOLDINGS, INC., a corporation organized under the laws of the State of Florida (the "**Company**"), hereby certifies that, for value received, KODIAK CAPITAL GROUP, LLC, a Delaware limited liability company (the "**Holder**"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., PST on the **first** anniversary of the Issue Date (the "**Expiration Date**"), 6% of the Facility Amount fully paid and non-assessable shares of Common Stock (the "**Warrant Shares**") at a per share purchase price of **$0.01.** This purchase price per share is referred to herein as the "**Exercise Price**." The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment as provided herein.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

A. The term "**Company**" shall mean GREAT CHINA MANIA HOLDINGS, INC. and any corporation which shall succeed or assume the obligations of GREAT CHINA MANIA HOLDINGS, INC. hereunder.

B. The term "**Common Stock**" shall mean (a) the Company's Common Stock, $.01 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

C. The term "**Other Securities**" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

1. <u>Exercise of Warrant</u>.

1.1. Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, up to that number of shares of Common Stock as the Holder is then entitled to receive upon such exercise in accordance with the terms set forth herein.

1.2. Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the "**Subscription Form**") duly executed by the Holder and surrender of the original Warrant within five (5) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment equal to the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Exercise Price then in effect, which payment shall be made in accordance with the terms set forth in subsection 1.4 hereof.

1.3. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Exercise Price then in effect, which payment shall be made in accordance with the terms set forth in subsection 1.4 hereof. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor and having the same terms as set forth herein, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

1.4. Form of Payment. Upon the exercise of this Warrant (in whole or in part), the exercise price payable in connection therewith, which shall be determined as provided in subsection 1.2 or 1.3 hereof, as applicable (the "**Aggregate Exercise Price**"), shall be paid by Holder to the Company either in cash, wire transfer or by certified or official bank check payable to the order of the Company in an amount equal to the Aggregate Exercise Price.

1.5. Exercise Limitations. The Company shall not affect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder's Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder's Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its

affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the SEC Reports, (B) a more recent public announcement by the Company, or (C) any other notice by the Company or the transfer agent of the Company setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

1.6. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant and/or the Subscription Agreement. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.7. Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in

compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise.

2. Certain Adjustments.

2.1. Subdivision or Combination of Stock. In case the Company shall at any time (i) issue a dividend payable in Common Stock or any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock, or (ii) subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, then (x) the Exercise Price in effect immediately prior to such dividend, subdivision or combination shall be adjusted to an amount that equals the product obtained by multiplying (A) the Exercise Price in effect immediately prior to such action by (B) a fraction, the numerator of which is the total amount of shares of Common Stock outstanding immediately prior to such action, and the denominator of which is equal to the total number of shares of Common Stock outstanding immediately after such action, and (y) the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such dividend, subdivision or combination shall be adjusted to an amount that equals the product obtained by multiplying (1) the number of shares of Common Stock purchasable immediately prior to such action upon the exercise of this Warrant by (2) the Exercise Price in effect immediately prior to such action, and dividing the product so obtained by the Exercise Price in effect after such immediately after such action (determined as provided in clause (x) immediately above).

2.2. Reorganization, Reclassification, Consolidation, Merger or Sale. If any reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, person or other form of entity, or the sale of all or substantially all of its assets to another corporation, person or other form of entity, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets (including cash) with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of this Warrant, the highest amount of shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of Warrant Shares for which this Warrant could have been exercised immediately prior to the consummation of such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets (including cash) thereafter deliverable upon the exercise of this Warrant. The Company will not effect any reorganization, consolidation, merger or sale, unless prior to the consummation thereof the successor corporation, person or other form of entity (if other than the Company) resulting from such reorganization, consolidation or merger, or the corporation, person or other form of entity purchasing such assets, shall assume, by written instrument executed and mailed or delivered to the Holder prior to the consummation of any such transaction, the obligation to deliver to such Holder such shares of stock, securities or assets (including cash) as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

2.3. Fractional Shares. The Company shall not issue fractions of shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Section 2.3, be issuable upon exercise of this Warrant, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed on the basis of the Market Price for a share of Common Stock as of the date of exercise.

2.4. Certain Events. If any event occurs as to which, in the good faith judgment of the Board of Directors of the Company the other provisions of this Section 2 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company in the good faith, reasonable exercise of its business judgment shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles so as to protect such exercise rights as aforesaid.

3. Notice of Certain Corporate Action. In case the Company shall propose (a) to offer to the holders of its Common Stock rights to subscribe for or to purchase any shares of Common Stock or shares of stock of any class or any other securities, rights or options, (b) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision, or combination, of outstanding shares of Common Stock), (c) to effect any capital reorganization, (d) to effect any Change of Control (as herein defined), (e) to effect the liquidation, dissolution or winding up of the Company, (f) to offer to the holders of its Common Stock the right to have their shares of Common Stock repurchased or redeemed or otherwise acquired by the Company, or (g) to take any other action which would require the adjustment of the Warrant Price and/or the number of Warrant Shares issuable upon exercise of this Warrant, then in each such case (but without limiting the provisions of Section 2), the Company shall give to the Holder, a notice of such proposed action, which shall specify the date on which a record is to be taken for purposes of such dividend, distribution of offer of rights, or the date on which such reclassification, reorganization, Change of Control, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock. Such notice shall be so given at least ten (10) business days prior to the record date for determining holders of the Common Stock for purposes of participating in or voting on such action, or at least ten (10) business days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier. Such notice shall specify, in the case of any subscription or repurchase rights, the date on which the holders of Common Stock shall be entitled thereto, or the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property (including cash) deliverable upon any reorganization, reclassification, Change of Control or other action, as the case may be. Such notice shall also state whether the action in question or the record date is subject to the effectiveness of a registration statement under the Act or to a favorable vote of security holders, if either is required, and the adjustment in Warrant Price and/or number of Warrant Shares issuable upon exercise of this Warrant as a result of such reorganization, reclassification, Change of Control or other action, to the extent then determinable. No such notice shall be given if the Company reasonably determines that the giving of such notice would require disclosure of material information which the Company has a bona fide purpose for preserving as confidential (unless Holder has agreed to maintain the same in confidence pursuant

to a confidentiality agreement in customary form).

4. Reservation of Stock, etc. Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.

5. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "**Transferor**"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "**Transferor Endorsement Form**") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor on the same terms set forth herein, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "**Transferee**"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

6. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement (but not cash or other security (other than such indemnity agreement) reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor on the same terms set forth herein.

7. Registration Rights. The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in the Subscription Agreement. The terms of the Subscription Agreement in respect of such registration rights are incorporated herein by this reference.

8. Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a "**Warrant Agent**") for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 5, and replacing this Warrant pursuant to Section 6, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent (but without limitation of the Company's obligations and liabilities hereunder).

9. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

10. No Rights As a Shareholder Until Exercise. Subject to the terms and conditions stated in this Warrant and the provisions of any other written agreement between the Company and the Holder, including the Transaction Documents, prior to the exercise of this Warrant as provided herein, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company that may at any time be issuable on the

exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights. However, at the time of the exercise of this Warrant pursuant to Section 1 hereof, the Warrant Shares so purchased hereunder shall be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

11. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the second business day following the date of mailing by air courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company to: GREAT CHINA MANIA HOLDINGS, INC., Attn: Yau Wai Hung, CEO, fax number: (852) 6339 6007, and (ii) if to the Holder, to the name, address and fax number set forth on the front page of this Warrant.

12. No Impairment. The Company shall not by any action including, without limitation, amending its certificate of incorporation, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action, as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant at the then Warrant Price therefor.

13. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of Florida. Any dispute relating to this Warrant shall be adjudicated in courts located in the State of Florida. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

GREAT CHINA MANIA HOLDINGS, INC.

By: ______________________
Name: Yau Wai Hung, CEO

Exhibit A

FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)

TO: GREAT CHINA MANIA HOLDINGS, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. 2012-1___), hereby irrevocably elects to purchase (check applicable box):

___ ________ shares of the Common Stock covered by such Warrant; or

___ the maximum number of shares of Common Stock covered by such Warrant.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $_____ per share. Such payment takes the form of [$__________ in lawful money of the United States.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ____ whose address is ____
____

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________

____
(Signature must conform to name of holder as specified on the face of the Warrant)

____
____
(Address)

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the number of shares of Common Stock of GREAT CHINA MANIA HOLDINGS, INC. to which the within Warrant relates specified under the heading "Number Transferred" opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of GREAT CHINA MANIA HOLDINGS, INC. with full power of substitution in the premises.

Transferees	Number Transferred

Dated:______________, __________   ____________________________________

(Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:

______________________________   ____________________________________

(Name)

____

(address)

ACCEPTED AND AGREED:
[TRANSFEREE]

______________________________   ____________________________________

(Name)

____

(address)